Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
Warren Kneeshaw
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces First Quarter Fiscal 2014 Results
Revenues $6.6 billion
GAAP EPS $1.09, Non-GAAP EPS $1.26

- Record Quarterly Revenues -

SAN DIEGO - January 29, 2014 - Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the first quarter of fiscal 2014 ended December 29, 2013.

“We are pleased with the start to our fiscal year, with record results in quarterly revenues, device sales reported by licensees and MSM chip shipments,” said Dr. Paul E. Jacobs, Chairman and CEO of Qualcomm. “Looking forward, we expect our performance to reflect the continued strong global growth of smartphones, our chipset leadership position and our competitive strengths in 3G/4G technologies and products.”

First Quarter Results (GAAP)*

•	Revenues: [1] $6.62 billion, up 10 percent year-over-year (y-o-y) and 2 percent sequentially.

•	Operating income: [1] $1.49 billion, down 28 percent y-o-y and 6 percent sequentially.

•	Net income: [2] $1.88 billion, down 2 percent y-o-y and up 25 percent sequentially.

•	Diluted earnings per share: [2] $1.09, even y-o-y and up 27 percent sequentially.

•	Effective tax rate: [1] 18 percent.

•	Operating cash flow: $2.78 billion, up 41 percent y-o-y; 42 percent of revenues.

•	Return of capital to stockholders: $1.59 billion, including $1.00 billion through repurchases of 14.2 million shares of common stock and $590 million, or $0.35 per share, of cash dividends paid.

__________________________
1 The gain on the sale of Omnitracs recorded in the first quarter of fiscal 2014 is presented as discontinued operations. Throughout this news release, revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.
2 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests and discontinued operations), unless otherwise stated.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 2 of 15

Non-GAAP First Quarter Results*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items and tax items.

•	Revenues: $6.62 billion, up 10 percent y-o-y and 2 percent sequentially.

•	Operating income: $1.85 billion, down 24 percent y-o-y and 5 percent sequentially.

•	Net income: $2.16 billion, down 2 percent y-o-y and up 19 percent sequentially.

•	Diluted earnings per share: $1.26, even y-o-y and up 20 percent sequentially.

•	Effective tax rate: 18 percent.
Detailed reconciliations between results reported in accordance with GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year and sequential comparisons:

•	The first quarter of fiscal 2014 results included:

◦	$665 million gain ($430 million after tax), or $0.25 per share, in discontinued operations associated with the sale of substantially all of the operations of our Omnitracs division; and

◦	$444 million charge ($346 million after tax), or $0.20 per share, that resulted from an impairment charge on certain property, plant and equipment related to our QMT division.

•	The fourth quarter of fiscal 2013 results included:

◦	$173 million charge (before and after tax), or $0.10 per share, related to the verdict in our litigation with ParkerVision.

First Quarter Key Business Metrics

•	MSMTM chip shipments: 213 million units, up 17 percent y-o-y and 12 percent sequentially.

•	September quarter total reported device sales: approximately $61.6 billion, up 16 percent y-o-y and 2 percent sequentially.

◦	September quarter estimated 3G/4G device shipments: approximately 276 to 280 million units, at an estimated average selling price of approximately $219 to $225 per unit.

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $31.6 billion at the end of the first quarter of fiscal 2014, compared to $28.4 billion a year ago and $29.4 billion at the end of the fourth quarter of fiscal 2013. On January 22, 2014, we announced a cash dividend of $0.35 per share payable on March 26, 2014 to stockholders of record as of the close of business on March 5, 2014.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 3 of 15

Research and Development

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
First quarter fiscal 2014	$1,152	$2	$173	$1	$1,328
As % of revenues	17%				20%
First quarter fiscal 2013	$949	$1	$156	$—	$1,106
As % of revenues	16%				18%
Year-over-year change ($)	21%	N/M	11%	N/M	20%
N/M - Not Meaningful

Non-GAAP research and development (R&D) expenses increased 21 percent y-o-y primarily due to an increase in costs to develop CDMA-based 3G, OFDMA-based 4G LTE and other technologies for integrated circuit and related software products and to expand our intellectual property portfolio.

Selling, General and Administrative

($ in millions)	Non-GAAP	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP
First quarter fiscal 2014	$517	$3	$96	$7	$623
As % of revenues	8%				9%
First quarter fiscal 2013	$468	$7	$105	$7	$587
As % of revenues	8%				10%
Year-over-year change ($)	10%	N/M	(9%)	N/M	6%
N/M - Not Meaningful

Non-GAAP selling, general and administrative (SG&A) expenses increased 10 percent y-o-y primarily due to increases in employee-related expenses and selling and marketing expenses, partially offset by a decrease in costs related to litigation and other legal matters.

Effective Income Tax Rates
Our fiscal 2014 annual effective income tax rates are estimated to be approximately 18 percent for GAAP and approximately 17 to 19 percent for Non-GAAP, both of which include an estimate of the United States federal R&D tax credit expected to be generated through December 31, 2013, the date on which the credit expired. The first quarter of fiscal 2014 effective income tax rates were 18 percent for both GAAP and Non-GAAP.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 4 of 15

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.

Our outlook for fiscal 2014 diluted earnings per share includes an estimate of the benefit related to approximately $3 billion in stock repurchases that we plan to complete over the remainder of fiscal 2014 under our current stock repurchase program.

The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 5 of 15

Qualcomm’s Business Outlook Summary

SECOND FISCAL QUARTER
	Q2 FY13 Results		Current Guidance Q2 FY14 Estimates
Revenues	$6.12	B	$6.1B - $6.7B
Year-over-year change			even - increase 9%
Non-GAAP diluted earnings per share (EPS)	$1.17		$1.15 - $1.25
Year-over-year change			decrease 2% - increase 7%
Diluted EPS attributable to QSI	$0.02		$0.00
Diluted EPS attributable to share-based compensation	($0.12)		($0.12)
Diluted EPS attributable to acquisition-related items	($0.05)		($0.04)
Diluted EPS attributable to tax items	$0.04		N/A
GAAP diluted EPS	$1.06		$0.99 - $1.09
Year-over-year change			decrease 7% - increase 3%
Metrics
MSM chip shipments	173M		180M - 195M
Year-over-year change			increase 4% - 13%
Total reported device sales (1)	approx. $61.1B*		approx. $66.5B - $72.5B*
Year-over-year change			increase 9% - 19%
*Est. sales in December quarter, reported in March quarter

FISCAL YEAR
	FY 2013 Results		Prior Guidance FY 2014 Estimates (2)	Current Guidance FY 2014 Estimates (2)
Revenues	$24.87	B	$26.0B - $27.5B	$26.0B - $27.5B
Year-over-year change			increase 5% - 11%	increase 5% - 11%
Non-GAAP diluted EPS	$4.51		$4.95 - $5.15	$5.00 - $5.20
Year-over-year change			increase 10% - 14%	increase 11% - 15%
Diluted EPS attributable to QSI	$0.02		($0.03)	$0.00
Diluted EPS attributable to share-based compensation	($0.51)		($0.51)	($0.51)
Diluted EPS attributable to acquisition-related items	($0.16)		($0.16)	($0.16)
Diluted EPS attributable to tax items	$0.04		N/A	N/A
GAAP diluted EPS	$3.91		$4.25 - $4.45	$4.33 - $4.53
Year-over-year change			increase 9% - 14%	increase 11% - 16%
Metrics
Est. fiscal year* 3G/4G-based device average selling price range (1)	approx. $223 - $229		approx. $216 - $230	approx. $216 - $230
*Shipments in Sept. to June quarters, reported in Dec. to Sept. quarters

CALENDAR YEAR Device Estimates (1)
	Prior Guidance Calendar 2013 Estimates	Current Guidance Calendar 2013 Estimates	Prior Guidance Calendar 2014 Estimates	Current Guidance Calendar 2014 Estimates
Est. 3G/4G device shipments
March quarter	approx. 244M - 248M	approx. 244M - 248M	not provided	not provided
June quarter	approx. 260M - 264M	approx. 260M - 264M	not provided	not provided
September quarter	not provided	approx. 276M - 280M	not provided	not provided
December quarter	not provided	not provided	not provided	not provided
Est. calendar year range (approx.)	1,075M - 1,125M	1,080M - 1,120M	1,220M - 1,300M	1,220M - 1,300M
Est. calendar year midpoint (approx.) (3)	1,100M	1,100M	1,260M	1,260M

(1)
Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information.  Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(2)
Our prior and current outlook for FY 2014 diluted earnings per share includes an estimate of the benefit related to stock repurchases that we plan to complete during the fiscal year. FY 2014 guidance also reflects an annual effective tax rate that includes an estimate of the United States federal R&D tax credit expected to be generated through December 31, 2013, the date on which the credit expired.

(3)	The midpoints of the estimated calendar year ranges are identified for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 6 of 15

Results of Business Segments
The following table reconciles our Non-GAAP results to our GAAP results ($ in millions, except per share data):

SEGMENTS	QCT	QTL	Non-GAAP Reconciling Items (1) (2)	Non-GAAP (3)	QSI (3)	Share-Based Compensation (3)	Acquisition-Related Items (3)	Tax Items	GAAP
Q1 - FISCAL 2014
Revenues	$4,616	$1,900	$106	$6,622	$—	$—	$—	$—	$6,622
Change from prior year	12%	8%	(25%)	10%					10%
Change from prior quarter	4%	1%	(29%)	2%					2%
Operating income (loss)				$1,848	($5)	($281)	($69)	$—	$1,493
Change from prior year				(24%)	38%	—%	1%		(28%)
Change from prior quarter				(5%)	55%	(3%)	(3%)		(6%)
EBT	$906	$1,670	($473)	$2,103	$4	($281)	($69)	$—	$1,757
Change from prior year	(15%)	9%	N/M	(22%)	N/M	—%	1%		(24%)
Change from prior quarter	29%	3%	N/M	(3%)	N/M	(3%)	(3%)		(4%)
EBT as % of revenues	20%	88%	N/M	32%					27%
Discontinued operations, net of tax (4)				$430	$—	$—	$—	$—	$430
Net income (loss)				$2,163	$4	($226)	($66)	$—	$1,875
Change from prior year				(2%)	N/M	(3%)	1%	N/A	(2%)
Change from prior quarter				19%	N/M	—%	1%	N/A	25%
Diluted EPS				$1.26	$0.00	($0.13)	($0.04)	$—	$1.09
Change from prior year				—%	N/M	(8%)	—%	N/A	—%
Change from prior quarter				20%	N/M	—%	—%	N/A	27%
Diluted shares used				1,722	1,722	1,722	1,722	1,722	1,722
Q4 - FISCAL 2013
Revenues	$4,457	$1,874	$149	$6,480	$—	$—	$—	$—	$6,480
Operating income (loss)				1,940	(11)	(274)	(67)	—	1,588
EBT	$702	$1,622	($151)	2,173	(11)	(274)	(67)	—	1,821
Net income (loss)				1,818	(24)	(226)	(67)	—	1,501
Diluted EPS				$1.05	($0.01)	($0.13)	($0.04)	$—	$0.86
Diluted shares used				1,738	1,738	1,738	1,738	1,738	1,738
Q1 - FISCAL 2013
Revenues	$4,120	$1,757	$141	$6,018	$—	$—	$—	$—	$6,018
Operating income (loss)				2,447	(8)	(281)	(70)	—	2,088
EBT	$1,068	$1,532	$95	2,695	(17)	(281)	(70)	—	2,327
Net income (loss)				2,204	(12)	(219)	(67)	—	1,906
Diluted EPS				$1.26	($0.01)	($0.12)	($0.04)	$—	$1.09
Diluted shares used				1,751	1,751	1,751	1,751	1,751	1,751
Q2 - FISCAL 2013
Revenues	$3,916	$2,057	$151	$6,124	$—	$—	$—	$—	$6,124
Operating income (loss)				2,233	(5)	(268)	(83)	—	1,877
EBT	$681	$1,803	($30)	2,454	33	(268)	(83)	—	2,136
Net income (loss)				2,066	36	(220)	(80)	64	1,866
Diluted EPS				$1.17	$0.02	($0.12)	($0.05)	$0.04	$1.06
Diluted shares used				1,763	1,763	1,763	1,763	1,763	1,763
12 MONTHS - FISCAL 2013
Revenues	$16,715	$7,554	$597	$24,866	$—	$—	$—	$—	$24,866
Operating income (loss)				8,657	(31)	(1,103)	(293)	—	7,230
EBT	$3,189	$6,590	($245)	9,534	56	(1,103)	(293)	—	8,194
Net income (loss)				7,911	43	(886)	(279)	64	6,853
Diluted EPS				$4.51	$0.02	($0.51)	($0.16)	$0.04	$3.91
Diluted shares used				1,754	1,754	1,754	1,754	1,754	1,754

(1)
Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consisted primarily of certain costs of equipment and services revenues, research and development expenses, sales and marketing expenses, other operating expenses and certain investment income or losses and interest expense that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

(2)
During the first quarter of fiscal 2014, as a result of the reassessment of management reporting, the Qualcomm Wireless & Internet (QWI) segment was eliminated. Revenues and operating results for the divisions that comprised the QWI segment are included in Non-GAAP reconciling items. Prior period information has been adjusted to conform to the current presentation.

(3)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

(4)	During the first quarter of fiscal 2014, a gain of $665 million was recorded associated with the sale of substantially all of the operations of our Omnitracs division.

N/M - Not Meaningful
N/A - Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 7 of 15

Conference Call
Qualcomm’s first quarter fiscal 2014 earnings conference call will be broadcast live on January 29, 2014, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 31476192.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses Non-GAAP financial information (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors. Non-GAAP measurements of the following financial data are used by the Company: revenues, cost of equipment and services revenues, R&D expenses, SG&A expenses, operating income, net investment income, income or earnings before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 8 of 15

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items and tax items.

•
QSI is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Certain share-based compensation is excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. Further, the fair values of share-based awards are affected by factors that are variable on each grant date, which may include the Company’s stock price, stock market volatility, expected award life, risk-free interest rates and expected dividend payouts in future years.

•
Acquisition-related items include amortization and impairment of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property. These acquisition-related items are excluded and are not allocated to the Company’s segments because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses. In addition, these charges are impacted by the size and timing of acquisitions, potentially obscuring period-to-period comparisons of the Company’s operating businesses.

•
Certain tax items that are unrelated to the fiscal year in which they were recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 25 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 9 of 15

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our expectations for our performance to reflect continued strong global growth of smartphones, our chipset leadership position and our competitive strengths in 3G/4G technologies and products; stock repurchases that we plan to complete over the remainder of fiscal 2014 under our current stock repurchase program; our business outlook; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, total reported device sales, 3G/4G device average selling price ranges and 3G/4G device shipments, ranges and midpoints. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with the commercial deployment of CDMA, OFDMA and other communications technologies, continuing growth in our customers’ and licensees’ sales of products and services based on these technologies and our ability to continue to drive customer demand for our products and services based on these technologies; competition; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; the commercial success of our new technologies, products and services; claims by third parties that we infringe their intellectual property; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; government regulations and policies; acquisitions, strategic transactions and investments; global economic conditions that impact the mobile communications industry; foreign currency fluctuations; and failures in our products or services or in the products of our customers, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2013 and Quarterly Report on Form 10-Q for the first quarter ended December 29, 2013 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 10 of 15

###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 11 of 15

Supplemental Information
(Unaudited)

Three Months Ended December 29, 2013
	Non-GAAP Results		QSI		Share-Based Compensation	Acquisition-Related Items	GAAP Results
($ in millions, except per share data)
Cost of equipment and services revenues	$2,633		$—		$12	$61	$2,706
R&D	1,152		2		173	1	1,328
SG&A	517		3		96	7	623
Other expenses	472	(a)	—		—	—	472
Operating income (loss)	1,848		(5)		(281)	(69)	1,493
Investment income, net	$255	(b)	$9	(c)	$—	$—	$264
Tax rate	18%		25%		20%	4%	18%
Net income (loss)	$2,163		$4		$(226)	$(66)	$1,875
Diluted EPS	$1.26		$0.00		$(0.13)	$(0.04)	$1.09

(a)
Included a $444 million loss, or $0.20 per share, that resulted from an impairment charge on certain property, plant and equipment related to our QMT division, a $16 million goodwill impairment charge related to our QRS division and a $12 million charge related to the ParkerVision verdict.

(b)
Included $156 million in interest and dividend income, $126 million in net realized gains on investments and $6 million in net gains on derivatives, partially offset by $30 million in other-than-temporary losses on investments and $3 million in interest expense.

(c)
Included $19 million in net realized gains on investments, partially offset by $7 million in other-than-temporary losses on investments, $2 million in net losses on derivatives and $1 million in equity in losses of investees.

Sums may not equal totals due to rounding.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 12 of 15

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates (a)
($ in millions)
(Unaudited)

	Three Months Ended December 29, 2013
	Non-GAAP Results	QSI	Share-Based Compensation	Acquisition-Related Items	GAAP Results
Income (loss) from continuing operations before income taxes	$2,103	$4	$(281)	$(69)	$1,757
Income tax (expense) benefit	(370)	(1)	55	3	(313)
Income (loss) from continuing operations	$1,733	$3	$(226)	$(66)	$1,444

Tax rate	18%	25%	20%	4%	18%

(a)
At fiscal year end, the sum of the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is allocated to tax provisions (benefits) among the columns.

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 13 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	December 29, 2013	September 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8,292	$6,142
Marketable securities	8,988	8,824
Accounts receivable, net	1,327	2,142
Inventories	1,064	1,302
Deferred tax assets	404	573
Other current assets	510	572
Total current assets	20,585	19,555
Marketable securities	14,330	14,440
Deferred tax assets	1,346	1,059
Property, plant and equipment, net	2,562	2,995
Goodwill	4,212	3,976
Other intangible assets, net	2,490	2,553
Other assets	757	938
Total assets	$46,282	$45,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,375	$1,554
Payroll and other benefits related liabilities	706	839
Unearned revenues	470	501
Other current liabilities	2,762	2,319
Total current liabilities	5,313	5,213
Unearned revenues	3,566	3,666
Other liabilities	376	550
Total liabilities	9,255	9,429

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,687 and 1,685 shares issued and outstanding, respectively	—	—
Paid-in capital	9,506	9,874
Retained earnings	26,737	25,461
Accumulated other comprehensive income	784	753
Total Qualcomm stockholders’ equity	37,027	36,088
Noncontrolling interests	—	(1)
Total stockholders’ equity	37,027	36,087
Total liabilities and stockholders’ equity	$46,282	$45,516

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 14 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	December 29, 2013	December 30, 2012
Revenues:
Equipment and services	$4,653	$4,199
Licensing	1,969	1,819
Total revenues	6,622	6,018
Costs and expenses:
Cost of equipment and services revenues	2,706	2,237
Research and development	1,328	1,106
Selling, general and administrative	623	587
Other	472	—
Total costs and expenses	5,129	3,930
Operating income	1,493	2,088
Investment income, net	264	239
Income from continuing operations before income taxes	1,757	2,327
Income tax expense	(313)	(424)
Income from continuing operations	1,444	1,903
Discontinued operations, net of income taxes	430	—
Net income	1,874	1,903
Net loss attributable to noncontrolling interests	1	3
Net income attributable to Qualcomm	$1,875	$1,906

Basic earnings per share attributable to Qualcomm:
Continuing operations	$0.86	$1.12
Discontinued operations	0.25	—
Net income	$1.11	$1.12
Diluted earnings per share attributable to Qualcomm:
Continuing operations	$0.84	$1.09
Discontinued operations	0.25	—
Net income	$1.09	$1.09
Shares used in per share calculations:
Basic	1,688	1,709
Diluted	1,722	1,751

Dividends per share announced	$0.35	$0.25

Qualcomm Announces First Quarter of Fiscal 2014 Results                     Page 15 of 15

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	December 29, 2013	December 30, 2012
Operating Activities:
Net income	$1,874	$1,903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	272	241
Gain on sale of discontinued operations	(665)	—
Goodwill and long-lived asset impairment charges	460	5
Revenues related to non-monetary exchanges	(31)	(31)
Income tax provision in excess of income tax payments	258	195
Non-cash portion of share-based compensation expense	282	283
Incremental tax benefits from share-based compensation	(99)	(61)
Net realized gains on marketable securities and other investments	(145)	(96)
Net impairment losses on marketable securities and other investments	37	10
Other items, net	33	24
Changes in assets and liabilities:
Accounts receivable, net	788	(185)
Inventories	237	(247)
Other assets	69	(51)
Trade accounts payable	(148)	376
Payroll, benefits and other liabilities	(342)	(387)
Unearned revenues	(99)	(4)
Net cash provided by operating activities	2,781	1,975
Investing Activities:
Capital expenditures	(210)	(205)
Purchases of available-for-sale securities	(2,055)	(3,289)
Proceeds from sales and maturities of available-for-sale securities	2,168	2,226
Purchases of trading securities	(785)	(970)
Proceeds from sales and maturities of trading securities	773	1,024
Proceeds from sale of discontinued operations, net of cash sold	788	—
Acquisitions and other investments, net of cash acquired	(315)	(39)
Other items, net	81	26
Net cash provided (used) by investing activities	445	(1,227)
Financing Activities:
Proceeds from issuance of common stock	441	340
Incremental tax benefits from share-based compensation	99	61
Repurchases and retirements of common stock	(1,002)	(250)
Dividends paid	(590)	(428)
Other items, net	(21)	2
Net cash used by financing activities	(1,073)	(275)
Changes in cash and cash equivalents held for sale	(4)	13
Effect of exchange rate changes on cash and cash equivalents	1	—
Net increase in cash and cash equivalents	2,150	486
Cash and cash equivalents at beginning of period	6,142	3,807
Cash and cash equivalents at end of period	$8,292	$4,293